Exhibit 10.3


                         FOUR OAKS BANK & TRUST COMPANY

                              AMENDED AND RESTATED
                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

     THIS AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is entered into as of this 11th day of December, 2008 by and between FOUR OAKS BANK & TRUST COMPANY, a North Carolina banking corporation (the "Bank"), and NANCY S. WISE ("Employee").

                              W I T N E S S E T H :

     WHEREAS, the Bank and Employee are parties to an Executive Employment Agreement dated January 26, 1995 ("Employment Agreement") and a Severance Compensation Agreement dated January 26, 1995 ("Severance Compensation Agreement"); and

     WHEREAS, the Bank and Employee desire to amend and restate the Employment Agreement as provided herein to incorporate the substantive provisions of the Severance Compensation Agreement and to make certain other revisions and to terminate the Severance Compensation Agreement; and

     WHEREAS, the Bank desires that Employee continue as an Employee of the Bank and continue to serve as Executive Vice President, Chief Financial Officer; and

     WHEREAS, Employee desires to continue to be an employee of the Bank and to continue to serve as Executive Vice President, Chief Financial Officer;

     NOW, THEREFORE, in consideration of the promises and of the mutual covenants contained in this Agreement, the Bank and Employee agree as follows:

     1. Employment. Employee shall serve the Bank as Executive Vice President, Chief Financial Officer with such duties, responsibilities and authorities of such office as may be assigned to her and as are customarily associated with such office.

     2. Term. The original term of this Agreement shall be for the one year period commencing on the date of this Agreement and terminating one year later, unless earlier terminated as set forth in this Agreement. Upon the expiration of the original term or any extension term, the term of this Agreement shall be automatically extended for an additional period of one (1) year unless such automatic extension is declined by either party by written notice given to the other party not less than ninety (90) days before the end of the then current term of this Agreement. During any extension term, all terms and provisions of this Agreement shall be applicable and in full force.

     3. Compensation and Benefits. In consideration of her services during the term of this Agreement, Employee shall be paid compensation and benefits by the Bank as follows:

          (a) Base Salary. Employee will receive an annual base salary of One Hundred Forty-Three Thousand Forty-Eight and 04/100 Dollars ($143,048.04) payable in monthly installments. Employee will be entitled to receive such increases in her annual base salary as may be approved by the Board of Directors of the Bank ("Board"), with each such increase being included in her annual base salary for all purposes.

          (b) Additional Benefits. Employee shall be entitled to receive and to participate, subject to any eligibility requirements, in all benefits generally made available to the Bank's officers and also those generally made available to all salaried employees of the Bank including, but not limited to, any bonus
plans,   stock  options,   insurance   benefits,   vacation,   sick  leave,  and
reimbursement of expenses incurred on behalf of the Bank in the course of performing duties under this Agreement.

     4. Termination and Compensation Upon Termination. Employee's employment under this Agreement shall terminate:

          (a) Upon the death of Employee.

          (b) Upon written notice from the Bank to Employee in the event of Employee's physical or mental inability to perform the essential functions of her duties for 180 consecutive days or 180 days total in any 365-day period ("Disability") as determined by the Board or a committee of the Board in its reasonable discretion and in accordance with applicable law.

          (c) Immediately upon written notice from the Bank for any of the following reasons which shall constitute "Cause" :

               (i) the willful and continued failure by Employee to substantially perform her duties with the Bank (other than any such failure resulting from her Disability) after a demand for substantial performance is delivered to Employee by the Bank's Chief Executive Officer, the Board or a committee of the Board which specifically identifies the manner in which he or it believes that Employee has not substantially performed her duties;

               (ii) the willful engaging by Employee in gross misconduct materially and demonstratively injurious to the Bank; or

               (iii) the conviction of Employee of any crime involving fraud or dishonesty.

          (d) Upon ninety (90) days' written notice from the Bank to Employee for any reason other than death, Disability, or Cause (a "without Cause" termination).

     If Employee's employment is terminated pursuant to Sections 4(b) (Disability) or 4(d) (without Cause) above, then Employee shall be entitled to receive an amount equal to her then current monthly salary (less any applicable taxes and withholdings) for the greater of six (6) months or the then remaining term of this Agreement, payable in a lump sum within thirty (30) days of the date of termination of employment.

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

     5. Change in Control.

          (a) Definition of Change in Control. For purposes of this Agreement, a "Change in Control" means one or more of the following occurrences:

               (i) A corporation, person or group acting in concert as described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), holds or acquires beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of a number of shares of voting capital stock of Four Oaks Fincorp, Inc., the holding company of the Bank ("FOF"), which constitutes more than thirty-three percent (33%) of FOF's then outstanding shares entitled to vote.

               (ii) The consummation of a merger, share exchange, consolidation, or reorganization involving FOF and any other corporation or other entity as a result of which less than fifty percent (50%) of the combined voting power of FOF or of the surviving or resulting corporation or entity after such transaction is held in the aggregate by the holders of the combined voting power of the outstanding securities of FOF immediately prior to such transaction.

               (iii) All or substantially all of the assets of the Bank or FOF are sold, leased, or disposed of in one transaction or a series of related transactions.

               (iv) An agreement, plan, contract, or other arrangement is entered into providing for any occurrence which as defined in this Agreement would constitute a Change in Control.

          (b) Termination Following a Change in Control.

               (i) Employee shall be entitled to receive payments and benefits pursuant to this Agreement if Employee's employment is terminated by the Bank within two (2) years following a Change in Control without Cause.

               (ii) Employee shall be entitled to receive payments and benefits pursuant to this Agreement if Employee terminates her employment with the Bank for "Good Reason" within two (2) years following a Change in Control and after having given the Bank written notice of the existence of the condition constituting Good Reason within ninety (90) days of its initial existence and providing the Bank with a period of at least thirty (30) days to remedy the Good Reason condition. For purposes of this Agreement, a condition constituting "Good Reason" shall mean the occurrence of any of the following events or conditions without Employee's consent:

                    (x) a change in Employee's authority, duties or responsibilities (including reporting responsibilities) which represents a material adverse change from her authority, duties or responsibilities in effect immediately prior thereto;

                    (y) a material reduction in Employee's base salary; or

                    (z) the Bank's requiring Employee to be based at any place outside a thirty (30) mile radius from Employee's current principal place of work, except for reasonably required travel on the Bank's business which is not greater than such travel requirements prior to the Change in Control.

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

          (c) Severance Pay and Benefits. If Employee's employment with the Bank terminates under the circumstances described in Section 5(b) above, Employee shall be entitled to receive all of the following:

               (i) all accrued compensation through the termination date, plus any bonus for which Employee otherwise would be eligible in the year of termination, prorated through the termination date, payable in a lump sum within thirty (30) days of the date of termination of employment.

               (ii) a severance payment equal to two (2) times the amount of Employee's most recent annual compensation, including the amount of her most recent bonus. The severance payment shall be paid in a lump sum within thirty
(30) days of the date of termination of employment.

               (iii) during the twenty-four (24) month period following the termination of employment, or if sooner, until comparable coverage is available to Employee in connection with subsequent employment, the Bank will reimburse Employee for the additional costs she incurs in obtaining health insurance benefits equivalent to the group benefit plans in which Employee participated prior to termination as follows: (a) the Bank shall reimburse Employee for the additional costs of continuing group health insurance benefits under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") for a period of up to eighteen (18) months from the date of termination; and (b) for the period immediately following the end of such eighteen (18) month period and continuing to the end of the twenty-four (24) month period, Employee shall also be entitled to be reimbursed for the additional reasonable costs of obtaining comparable health insurance coverage through an insurance policy or policies she purchases on her own.

               Employee shall bear full responsibility for applying for COBRA coverage and for obtaining coverage under any other insurance policy subject to reimbursement under this Section and nothing herein shall constitute a guarantee of COBRA continuation coverage or benefits or a guarantee of eligibility for health insurance coverage. All reimbursements required by this Section shall be paid as soon as practicable following Employee's submission of proof of timely premium payments to the Bank; provided, however, that all such reimbursements shall be made on or before the last day of the taxable year following the taxable year in which the expenses were incurred. Under no circumstances will Employee be entitled to a cash payment or other benefit in lieu of reimbursement for the actual costs of premiums for health coverage hereunder. The amount of expenses eligible for reimbursement during any calendar year shall not be affected by the amount of expenses eligible for reimbursement in any other calendar year and Employee's right to reimbursement shall not be subject to liquidation or exchange for any other benefit.

               Employee shall provide the Bank with notice of subsequent employment and comparable coverage within thirty (30) days of commencement of such comparable coverage.

     6. Delayed Distribution to Key Employees. If the Bank determines, in accordance with Sections 409A and 416(i) of the Code and the regulations promulgated thereunder, in the Bank's sole discretion, that Employee is a Key Employee of the Bank on the date Employee's employment with the Bank terminates and that a delay in severance pay and benefits provided under this Agreement is necessary for compliance with Section 409A(a)(2)(B)(i), then any severance payments and any continuation of benefits or reimbursement of benefit costs provided under this Agreement and not otherwise exempt from Section 409A shall be delayed for a period of six (6) months (the "409A Delay Period"). In such event, any such severance payments and the cost of any such continuation of benefits provided under this Agreement that would otherwise be due and payable to Employee during the 409A Delay Period shall be paid to Employee in a lump sum cash amount in the month following the end of the 409A Delay Period. For purposes of this Agreement, "Key Employee" shall mean an employee who, on an Identification Date ("Identification Date" shall mean each December 31) is a key employee as defined in Section 416(i) of the Code without regard to paragraph
(5) of that section. If Employee is identified as a Key Employee on an Identification Date, then Employee shall be considered a Key Employee for purposes of this Agreement during the period beginning on the first April 1 following the Identification Date and ending on the following March 31.

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

     A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination also constitutes a "Separation from Service" within the meaning of
Section 409A and, for purposes of this Agreement, references to a "termination," "termination of employment," "separation from service" or like terms shall mean a Separation from Service.

     7. Non-Assignability. This Agreement shall not be assignable by Employee. This Agreement shall not be assignable by the Bank without the prior written consent of Employee except to a corporation which is the surviving entity in any merger involving the Bank or to a corporation which acquires all or substantially all of the stock or assets of the Bank.

     8. Modification. This Agreement sets forth all the terms and conditions of the employment arrangement between Employee and the Bank and can be modified only by a writing signed by both parties. No waiver by either party to this Agreement at any time of a breach of the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     9. Counterparts; Construction. This Agreement may be executed in several identical counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of North Carolina.

     10. Severability. Should any provision of this Agreement be declared to be invalid for any reason or to have ceased to be binding on the parties, such provision shall be severed, and all other provisions shall be effective and binding.

     11. Termination of Severance Compensation Agreement. The parties agree that the Severance Compensation Agreement is hereby terminated.

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

     12. Notice. All necessary notices, demands, and requests required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed by certified mail, postage prepaid, addressed as follows:

     If to Employee:  Nancy S. Wise
                      1094 Southerland Road
                      Clayton, North Carolina 27520

     If to Bank:      Four Oaks Bank & Trust Company
                      6114 U.S. 301 South
                      Post Office Box 309
                      Four Oaks, North Carolina 27524

or to such other address as shall be furnished by either party.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                                  FOUR OAKS BANK & TRUST COMPANY


                                                  By: /s/ Wanda J. Blow, V.P.
                                                      --------------------------
                                                      Authorized Officer


                                                  EMPLOYEE

                                                  /s/ Nancy S. Wise
                                                  ------------------------------
                                                  Nancy S. Wise

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